Supplemental Investor Presentation FEBRUARY 2023 Q4 2022 Exhibit 99.2

35% Top 20 Tenant Concentration1 Note: Data as of or for the quarter ended December 31, 2022. 1Based on Gross Investment. 2Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants. 3Comprised of contractual fixed increases and CPI-related increases. Q4 2022 Overview Key Highlights Portfolio Data Top 10 Tenant Concentration1 22% $680.9M $9.2B Real Estate Investments Annualized Base Rent 10.4 yrs WALT 99.9% Occupancy 2,115 Owned Properties 52.1% Public Ownership1 86.2% Tenants with over $100M in Revenues1,2 351 Tenants 311 Concepts 34 Industries 49 States $0.87 FFO per Share $0.48 Net Income per Share $0.88 AFFO per Share Investment Grade Rated BBB S&P Stable outlook Baa2 Moody’s Stable outlook BBB Fitch Stable outlook $1.7B Corporate Liquidity 5.8 yrs Weighted Average Debt Maturity $350.8M Capital Deployment $134.8M Dispositions 0.1% Lost Rent 1.4% Unreimbursed Property Costs 1.6% Forward Same Store Sales 91.0% ABR with Escalations3

Spirit’s underwriting approach Key Tools Utilizing proprietary tools and underwriting expertise to invest in high-quality, single-tenant, operationally essential real estate with a focus on industry relevance, tenant credit quality, and real estate strength Industry Relevance Porter’s 5 Forces Total addressable market Macro economic factors Financial trends and analysis Industry lifecycle and profitability Portfolio weighting and benchmarking Technological disruption Real Estate Strength Proprietary building and real estate scores Proprietary evaluation of replacement rent and rent growth Market vacancy, absorption Demographic data (household income, population) Proximity to transportation hubs or retail corridors Tenant Credit Quality Sophistication of operators within the industry Balance sheet analysis and corporate coverage Lease quality and structure Management track record Ownership considerations Regulation and ESG considerations Unit-level performance Strength of location within tenant’s system, i.e. mission-critical Industry Relevance Tenant Credit Quality Real Estate Strength

2023 guidance Prudent capital deployment to achieve higher yields, with no reliance on capital markets 2023 High-End $3.59 $900M 2023 Low-End $3.53 $700M $225M $275M AFFO Per Share Capital Deployment Dispositions 1Represents forecasted reductions to NOI which have not been specifically identified. Q4 2022 AFFO per share includes the impact of the $800 million 2022 Term Loan and minimal non-tenant income, making it the appropriate run-rate for 2023 guidance   2023 AFFO per share guidance represents 0% to 2% growth from annualized Q4 2022 AFFO per share

Capital Deployment Highlights

1Based on Gross Investment. Capital deployment Activity Spirit has invested approximately $2.8 billion1 in real estate over the last 8 quarters Gross Investment Activity $191.5M $283.7M $294.2M Acquisitions ($ in thousands) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Number of Transactions 9 11 10 28 29 38 26 16 Number of Properties 25 18 31 92 41 56 51 24 Gross Investment $191,508 $283,676 $291,788 $463,871 $474,227 $398,964 $247,922 $312,394 Purchase Price $190,540 $282,058 $290,567 $461,547 $472,113 $396,461 $244,556 $308,825 Cash Capitalization Rate 7.57% 7.07% 7.27% 6.27% 6.41% 6.34% 6.91% 7.27% Economic Yield 8.44% 7.84% 8.62% 7.22% 7.15% 7.08% 7.76% 7.98% Weighted Avg. Lease Term (Years) 17.7 13.0 18.4 15.2 13.3 14.4 14.8 15.6 Average Annual Escalators 1.5% 1.8% 1.9% 1.8% 1.6% 1.6% 1.8% 2.0% Revenue Producing Expenditures ($ in thousands) Gross Investment — — $2,412 $24,019 $37,200 $17,661 $20,459 $38,455 Cash Capitalization Rate — — 7.31% 8.52% 6.50% 6.96% 6.24% 6.17% Total Gross Investment $191,508 $283,676 $294,200 $487,890 $511,427 $416,625 $268,381 $350,849 Total Cash Capitalization Rate 7.57% 7.07% 7.27% 6.38% 6.42% 6.37% 6.86% 7.15% $511.4M $487.9M $416.6M Retail Industrial Other Office Revenue Producing Expenditures $268.4M $350.8M

Trailing four-quarter capital deployment Note: Percentages based on Gross Investment of acquisitions. Retail industries reflect the underlying Tenant operations, and Industrial and Other industries represent the underlying property use. Q3 2022 | $268.4M Gross Investment Q4 2022 | $350.8M Gross Investment Q1 2022 | $511.4M Gross Investment Q2 2022 | $416.6M Gross Investment Distribution: 13.3% Manufacturing: 9.8% Flex: 1.8% Health & Fitness: 15.7% Revenue Producing Expenditures: 7.3% Dollar Stores: 0.9% Sporting Goods: 0.6% Department Stores: 4.0% Entertainment: 9.8% Supercenters & Clubs: 4.4% Car Washes: 7.7% Home Furnishings: 5.4% Specialty Retail: 1.9% Other: 4.6% Industrial Outdoor Storage: 9.1% Data Center: 3.7%

1Based on gross proceeds. 2Based on Investment Grade Rating at the time of disposition. Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings based on S&P or Moody’s are used. DISPOSITION activity Spirit has disposed of approximately $423.7million1 in real estate over the last 8 quarters Dispositions ($ in thousands) Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Number of Vacant Properties 1 7 3 4 4 7 1 6 Number of Leased Properties 4 4 — — 1 10 10 21 % Actual Investment Grade Rated on Leased Properties1,2 —% —% —% —% 100.0% 63.3% —% 4.3% Gross Proceeds on Leased Properties $9,889 $61,514 — — $1,850 $93,363 $72,673 $110,202 Total Gross Proceeds $12,874 $74,645 $7,648 $4,830 $11,328 $103,271 $74,323 $134,802 Disposition Capitalization Rate On Leased Properties 7.03% 4.00% — — 6.47% 4.38% 5.70% 6.22% Gross Proceeds from Dispositions $12.9M $11.3M Retail Industrial Other Office Vacant $74.6M $7.6M $4.8M $103.3M $74.3M $134.8M

Portfolio Composition

Top 20 Tenants Note: Data as of December 31, 2022. 1Based on ABR. Retail industries, indicated by blue, reflect the underlying Tenant operations and non-retail industries, indicated by green, represent the underlying property use. 2Other includes hotel, country club, medical and data center assets. Current Portfolio composition Tenant Concept Number of
Properties % of
ABR Life Time Fitness 12 4.0% Invited Clubs 21 2.7% BJ's Wholesale Club 11 2.3% At Home 16 2.1% Dave & Buster’s / Main Event 15 2.1% Church’s Chicken 160 2.0% Dollar Tree / Family Dollar 132 1.9% Home Depot 8 1.8% Circle K 75 1.6% GPM 107 1.5% Walgreens 34 1.5% Kohl’s 15 1.4% Zips Car Wash 39 1.4% Party City 3 1.3% CVS 33 1.3% BlueLinx 3 1.2% CarMax 7 1.2% Ann Taylor / LOFT 2 1.2% Dollar General 84 1.2% Off Lease Only 5 1.1% Total Top 20 782 34.8% Non-Discretionary Retail
11.4% Industrial
23.0% Discretionary Retail
15.1% Other2
5.6% Office
2.8% Service Retail
42.1% NON-RETAIL RETAIL Asset Composition1 Industry Composition1 Service Retail Discretionary Retail Non-Discretionary Retail Industrial Other2 Office

PORTFOLIO EVOLUTION

Spirit's portfolio diversification continues to improve through disciplined acquisitions and dispositions

Initial Portfolio After Spin-Off
Q2 2018

ABR	WALT	Properties	RE Investment	Tenants	Public Ownership[1]
$362.9M	9.6 years	1,458	$4.9B	250	49.7%

Asset Mix[1]

- Retail: **$308.3M**
- **Industrial: $29.1M**
- Office: **$19.7M**
- Other: **$5.8M**



5.4%
1.6%
8.0%
85.0%

Top 10 Industries

Industry	Number of Properties	Square Feet (000s)	% of ABR[1]
Convenience Stores	312	963	10.8%
Quick Service Restaurants	332	686	7.6%
Drug Stores	89	1,204	7.4%
Casual Dining	101	725	6.2%
Movie Theaters	32	1,636	5.9%
Grocery	42	1,940	5.6%
Health & Fitness	30	1,213	4.8%
Home Improvement	14	1,653	4.4%
Specialty Retail	62	1,682	4.1%
Medical	36	621	4.1%

Current Portfolio
Q4 2022

ABR	WALT	Properties	RE Investment	Tenants	Public Ownership[1]
$680.9M	10.4 years	2,115	$9.2B	351	52.1%

Asset Mix[1]

- Retail: **$467.1M**
- **Industrial: $157.2M**
- Other: **$37.8M**
- Office: **$18.8M**



5.6%
2.8%
23.0%
68.6%

Top 10 Industries

Industry	Number of Properties	Square Feet (000s)	% of ABR[1]	ABR Change Since Q2 2018
Distribution	137	13,640	11.2%	9.5%
Manufacturing	71	10,929	9.1%	6.2%
Health & Fitness	53	3,176	7.8%	3.0%
Convenience Stores	311	988	5.5%	(5.3)%
Quick Service Restaurants	350	758	4.8%	(2.8)%
Car Washes	111	530	4.6%	2.1%
Casual Dining	128	912	4.5%	(1.7)%
Movie Theaters	37	1,953	4.1%	(1.8)%
Dealerships	34	1,122	3.5%	1.9%
Entertainment	29	1,275	3.2%	0.1%

Note: Asset types and industries have been modified between June 30, 2018 and December 31, 2022, thus, amounts may not be directly comparable. Retail industries reflect the underlying Tenant operations, and Industrial and Other industries represent the underlying property use.
[1]Based on ABR for the respective period.

11

Industrial portfolio highlights Note: Data as of December 31, 2022. 1Based on ABR. Represents corporate-level reporting of revenues of our tenants or their affiliated companies.   Number of Properties Square Feet (000s) % of ABR % Public Distribution 137 13,640 11.2% 62.8% Manufacturing 71 10,929 9.1% 34.5% Industrial Outdoor Storage 20 1,087 1.9% 84.4% Flex 14 511 0.8% 37.5% Total Industrial 242 26,167 23.0% 52.5% 12.0 yrs Average WALT $6.01 Average Rent PSF $9.2M Average RE Investment 108.1K Average SQF Representative Tenants $2.2B RE Investment Our industrial assets are mission-critical properties leased at low rents to sophisticated operators, with 91.9% generating over $100 million in revenue1 Representative Tenants

Since 2020, Spirit has successfully monetized industrial assets generating 85% return on the initial investment  Key Industrial Successes Original Purchase Sold Properties ($ in thousands) # of Properties Gross Investment Acquisition Date # of Properties Gross Investment Disposition Proceeds Disposition Capitalization Rate Capitalization Rate Compression Gain on Gross Investment Mac Papers + Packaging 18 $113.9 2020 6 $35.3 $52.1 4.80% 2.08% $16.8 Shiloh Industries1 9 94.6 2021 1 5.8 12.9 5.14% 3.06% 7.1 Sunny Delight 1 27.4 2016 1 27.4 58.2 3.89% 3.80% 30.8 BE Aerospace 1 4.1 2013 1 4.1 10.9 4.48% 4.59% 6.8 Total 29 $240.0 9 $72.6 $134.1 4.41% 3.12% $61.5 1Three of the nine Shiloh Industries properties were assigned to Aludyne and three to Worthington Industries. The property sold was leased to Worthington at the time of the sale.

KEY INDUSTRIAL SUCCESSES CONTINUED

Credit Upgrades



Way Interglobal

794K SQF Manufacturing Facility

In November 2022, acquired a manufacturing facility leased to Way Interglobal, a leading supplier of RV appliances and electronics. Upon closing, LCI Industries, a publicly traded manufacturer of recreational vehicles and equipment, acquired Way Interglobal

Build-To-Suit Development



SunOpta

270K SQF Manufacturing Facility

In August 2021, engaged in the development of a state-of-the-art manufacturing facility located in Midlothian, TX for SunOpta, a leading company specializing in organic and non-GMO plant and fruit-based food and beverage products. The facility opened in December 2022 and will be the largest facility SunOpta operates when fully expanded[1]

Lease Extensions

Hartford Provision Company

135K SQF Distribution Facility

In March 2022, Hartford Provision Company extended their lease expiring on August 11, 2022, to August 11, 2034 with 2% annual rent escalators for the first six years and 2.5% annually for the following six years

Interstate Resources

135K SQF Manufacturing Facility

In August 2021, Interstate Resources extended their lease expiring on December 31, 2021 to December 31, 2028 with a 32% rent increase at new lease commencement[2] and with 2.5% annual rent escalators

FedEx

56K SQF Distribution Facility

In June 2021, FedEx extended their lease expiring on July 31, 2023, to July 31, 2028 with a 5% rent increase at new lease commencement

Ferguson Enterprises

754K SQF Distribution Facility

In May 2021, Ferguson extended their lease expiring on August 31, 2023 to April 30, 2031 with 1.5% annual rent escalators

[1]Has the capacity to expand to 400,000 square feet.
[2]Includes return on revenue producing expenditures.

14

Select q4 industrial acquisitions Spirit is acquiring mission-critical assets leased to sophisticated operators at attractive yields Ann Taylor / LOFT Mission critical distribution facilities for two leading women’s apparel brands Great Western Leasing & Sales Full-service provider of flat beds and specialized trailers Forum Energy Technologies Designs, manufactures and distributes products serving the oil, natural gas and renewable energy industries Cash Capitalization Rate Purchase Price Number of Properties Property Use Lease Structure Location Square Feet (SQF) / Acres Rent Per Square Foot Remaining Lease Term Annual Escalators 15-Mile Population 7.25% $112.0M 2 Distribution NNN Ohio, Indiana 1,622.6K SQF / 218.7 acres $5.00 20 years 2% 387,080 7.50% $7.3M 1 Industrial Outdoor Storage NNN Oklahoma 70.0K SQF / 12.6 acres $7.78 15 years 2% 759,112 8.00% $34.0M 4 Industrial Outdoor Storage NNN Texas, Louisiana 426.4K SQF / 75.3 acres $6.37 12 years 2% 243,065

"MISSION CRITICAL" REAL ESTATE LOCATED IN HIGH BARRIER-TO-ENTRY MARKETS WITH BELOW-MARKET RENTS

Spirit currently does not anticipate rent disruption from Party City during or after emergence from bankruptcy

Chester, NY • Distribution Facility



Rent	$7.1M	Rent / SQF	$8.05
SQF	878.5K		

Mission Critical Asset	• Party City's primary distribution center • Fully utilized, processing over 45,000 SKUs • Distributes to over 40,000 retailers, including Walmart and Amazon
High-Quality Property Features	• 41-foot clear heights, 75 dock doors, 317 parking spots, and 50 acres of land • 60 miles from New York City • Located in Orange County with clear access to I-84 and I-87 and proximity to the Port of New York and New Jersey
Attractive Industrial Market	• Comparable leases in Orange County indicate current market rent of $11.00 per SQF (37% above current rent) • Projected 2023 rent growth of approximately 6%, with a zero-vacancy rate for properties of this size • Extremely active user market, ranging from e-commerce to food to building materials

Eden Prairie, MN • Mylar Balloon Manufacturing Facility

Rent	$928.3K	Rent / SQF	$8.69
SQF	106.8K		

Mission Critical Asset	• Only manufacturing site for Party City's Mylar balloons. 60% of the world's Mylar balloons are produced at this location • Located in St. Paul metro area with clear access to I-494 and I-35W and proximity to Minneapolis-St. Paul International Airport • 26-foot clear heights located in healthy submarket

Los Lunes, NM • Subleased Facility

Rent	$824.9K	Rent / SQF	$7.85
SQF	105.1K		

Favorable Sublease	• Former Party City paper goods manufacturing facility • Subleased to Cupertino Electric for the full rent amount previously paid by Party City • Cupertino Electric is the 5th largest electric engineering and construction company in the US, with $1.62 billion in revenue

16

Retail portfolio highlights $6.2B RE Investment Our retail assets are granular properties leased to sophisticated operators, with 79.0% generating over $100 million in revenue1, located in markets with strong demand drivers Note: Data as of December 31, 2022. 1Based on ABR. Represents corporate-level reporting of revenues of our tenants or their affiliated companies.   Number of Properties Square Feet (000s) % of ABR % Public Service 1,262 12,057 42.1% 43.2% Discretionary Retail 189 9,741 15.1% 53.6% Non-Discretionary Retail 355 7,911 11.4% 91.5% Total Retail 1,806 29,709 68.6% 53.5% 9.7 yrs Average WALT $15.72 Average Rent PSF $3.4M Average RE Investment 16.5K Average SQF Representative Tenants

19.5% Actual Investment Grade Rated1 Note: Data as of December 31, 2022. Percentages are based on ABR. 1Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings based on S&P or Moody’s are used. 2Represents corporate-level reporting of revenues of our tenants or their affiliated companies, excluding non-reporting tenants. Portfolio Health 18 44.6% Master Lease 52.1% Public Ownership Ownership 29.4% Private Equity Ownership 18.5% Other Tenant Revenue Distribution2 % of ABR from Reporting Tenants Over 85% is $100M or Greater Weighted Average Unit Level Coverage 2.8x Combined Unit Level and Corporate Coverage 3.2x Unit Reporting 50.2% Corporate Reporting 95.1%

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands Year Number of Owned Properties Square Feet (in thousands) Annualized Base Rent Contractual Rent Annualized (1) % of ABR 2023 65 1,265 $ 16,610 2.4% 2024 47 1,564 17,567 2.6 2025 51 2,398 21,821 3.2 2026 129 5,041 46,278 6.8 2027 170 4,472 59,459 8.7 2028 147 3,351 43,356 6.4 2029 318 2,922 44,057 6.5 2030 82 2,536 25,337 3.7 2031 71 3,604 35,698 5.2 2032 141 3,693 35,774 5.3 Thereafter 891 28,092 334,933 49.2 Vacant1 3 484 — — Total owned properties 2,115 59,422 $ 680,890 100.0% Occupancy Rates 1.6% Forward Same Store Sales Escalation Types2 Note: Data as of December 31, 2022. 1Vacant square feet includes unoccupied square footage on multi-tenant properties. 2Based on ABR. 19

Note: Data as of December 31, 2022. *Represent less than 0.1% of ABR. PORTFOLIO DIVERSIFICATION Pacific Northwest
2.6% of ABR Mid Atlantic
14.2% of ABR Southeast
26.8% of ABR Midwest
19.5% of ABR Southwest
18.3% of ABR Northeast
6.7% of ABR Pacific Southwest
11.9% of ABR State % of ABR TX 14.2% TN 3.8% AL 2.7% SC 2.4% OK 1.7% WI 1.3% NH 0.8% IA 0.6% RI 0.3% SD 0.2% FL 7.6% CA 3.7% NY 2.6% MD 2.4% PA 1.7% LA 1.3% AK 0.8% WA 0.5% DE 0.3% WY 0.1% OH 6.0% IL 3.5% MO 2.5% VA 2.0% MS 1.6% MA 1.2% NJ 0.7% ME 0.4% ND 0.3% U.S. VI 0.1% GA 5.7% IN 3.3% AZ 2.5% MN 2.0% UT 1.5% AR 1.1% CT 0.7% NE 0.4% MT 0.3% NV * MI 4.4% NC 2.9% CO 2.4% NM 1.8% KY 1.4% KS 1.0% ID 0.7% WV 0.4% OR 0.2% VT * U.S. Virgin Islands

Financial Information and Non-GAAP Reconciliations

(Unaudited) December 31, 2022 March 31, 2019 December 31, 2021 December 31, 2018 Assets: Real estate assets held for investment: Land and improvements $ 2,740,250 $ 2,516,715 Buildings and improvements 5,892,117 4,962,203 Less: accumulated depreciation (1,211,061) (1,033,391) Total real estate assets held for investment, net 7,421,306 6,445,527 Intangible lease assets, net 423,870 426,972 Real estate assets under direct financing leases, net 7,427 7,442 Real estate assets held for sale, net 49,148 8,264 Loans receivable, net 23,023 10,450 Net investments 7,924,774 6,898,655 Cash and cash equivalents 8,770 17,799 Deferred costs and other assets, net 313,722 188,816 Goodwill 225,600 225,600 Total assets $ 8,472,866 $ 7,330,870 Liabilities and stockholders’ equity: Liabilities: Revolving credit facilities $ 55,500 $ 288,400 Term loans, net 792,309 — Senior Unsecured Notes, net 2,722,514 2,718,641 Mortgages payable, net 4,986 5,551 Total debt, net 3,575,309 3,012,592 Intangible lease liabilities, net 118,077 128,077 Accounts payable, accrued expenses and other liabilities 218,164 190,402 Total liabilities 3,911,550 3,331,071 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both December 31, 2022 and 2021 166,177 166,177 Common stock, $0.05 par value, 350,000,000 shares authorized: 141,231,219 and 127,699,235 shares issued and outstanding at December 31, 2022 and 2021, respectively 7,062 6,385 Capital in excess of common stock par value 7,285,629 6,673,440 Accumulated deficit (2,931,640) (2,840,356) Accumulated other comprehensive income (loss) 34,088 (5,847) Total stockholders’ equity 4,561,316 3,999,799 Total liabilities and stockholders’ equity $ 8,472,866 $ 7,330,870 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS

(Unaudited) Three Months Ended December 31, Three Months Ended March 31, Year Ended December 31, Three Months Ended March 31, 2022 2019 2021 2018 2022 2019 2021 2018 Revenues: Rental income1 $ 104,067 182,099 $ 98,236 155,616 $ 104,067 703,029 $ 98,236 606,099 Interest income on loans receivable 986 522 294 29 986 1,884 294 29 Earned income from direct financing leases 396 132 465 132 396 525 465 526 Other operating income 217 641 1,245 278 217 4,191 1,245 1,736 Total revenues 112,593 183,394 102,459 156,055 112,593 709,629 102,459 608,390 Expenses: General and administrative 14,960 13,009 57,368 52,608 Property costs (including reimbursable) 7,237 5,599 29,837 23,232 Deal pursuit costs 3,165 276 4,655 1,136 Interest 33,049 25,131 117,622 103,003 Depreciation and amortization 76,379 64,402 292,985 244,624 Impairments 26,060 4,795 37,156 23,760 Total expenses 160,850 113,212 539,623 448,363 Other income: Loss on debt extinguishment --- — (172) (29,186) Gain on disposition of assets 47,793 1,672 110,900 41,468 Other income --- — 5,679 — Total other income 47,793 1,672 116,407 12,282 Income before income tax expense 70,337 44,515 286,413 172,309 Income tax expense (257) (146) (897) (607) Net income 70,080 44,369 285,516 171,702 Dividends paid to preferred shareholders (2,587) (2,587) (10,350) (10,350) Net income attributable to common stockholders $ 67,493 $ 41,782 $ 275,166 $ 161,352 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three months and year ended December 31, 2022, rental income included $167.3 million and $638.3 million of Base Cash Rent, respectively, and $4.9 million and $21.2 million of tenant reimbursable income, respectively. For the three months and year ended December 31, 2021, rental income included $141.5 million and $541.7 million of Base Cash Rent, respectively, and $3.7 million and $14.3 million of tenant reimbursable income, respectively.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS
$ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(Unaudited)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Net income attributable to common stockholders	**$ 67,493**	**$ 41,782**	**$ 275,166**	**$ 161,352**
Portfolio depreciation and amortization	76,235	64,259	292,410	244,053
Portfolio impairments	26,060	4,795	37,156	23,760
Gain on disposition of assets	(47,793)	(1,672)	(110,900)	(41,468)
FFO attributable to common stockholders	**$ 121,995**	**$ 109,164**	**$ 493,832**	**$ 387,697**
Loss on debt extinguishment	—	—	172	29,186
Deal pursuit costs	3,165	276	4,655	1,136
Non-cash interest expense, excluding capitalized interest	2,796	1,928	9,486	8,890
Straight-line rent, net of uncollectible reserve	(8,437)	(8,817)	(36,902)	(44,758)
Other amortization and non-cash charges	(490)	(598)	(2,190)	(2,847)
Non-cash compensation expense	4,559	3,507	17,364	14,003
Costs related to COVID-19[1]	—	26	6	778
Other income	—	—	(5,679)	—
AFFO attributable to common stockholders	**$ 123,588**	**$ 105,486**	**$ 480,744**	**$ 394,085**
Dividends declared to common stockholders	$ 93,636	$ 81,378	$ 358,906	$ 306,325
Dividends declared as a percent of AFFO	76%	77%	75%	78%
Net income per share of common stock – Basic	$ 0.48	$ 0.34	$ 2.04	$ 1.36
Net income per share of common stock – Diluted	$ 0.48	$ 0.34	$ 2.04	$ 1.35
FFO per share of common stock – Diluted [2]	$ 0.87	$ 0.88	$ 3.66	$ 3.26
AFFO per share of common stock – Diluted [2]	$ 0.88	$ 0.85	$ 3.56	$ 3.31
AFFO per share of common stock, excluding out-of-period COVID-19 amounts – Diluted [2, 3]	N/A	N/A	N/A	$ 3.25
Weighted average shares of common stock outstanding – Basic	139,630,855	123,798,904	134,548,086	118,342,441
Weighted average shares of common stock outstanding – Diluted	139,630,855	124,194,961	134,645,651	118,715,838

[1]Costs related to COVID-19 are included in general and administrative expense and primarily relate to legal fees for executing rent deferral or abatement agreements.
[2]Dividends paid and undistributed earnings allocated, if any, to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
FFO	$0.2 million	$0.2 million	$0.8 million	$0.7 million
AFFO	$0.2 million	$0.2 million	$0.8 million	$0.8 million

[3]AFFO per share of common stock, excluding $7.0 million of out-of-period amounts related to the COVID-19 pandemic recognized in 2021.

24

OTHER NON-GAAP RECONCILIATIONS

$ IN THOUSANDS

Adjusted Debt		Q4 2022
2019 Credit Facility	$	55,500
2022 Term Loans, net		792,309
Senior Unsecured Notes, net		2,722,514
Mortgages payable, net		4,986
Total debt, net		**3,575,309**
Unamortized debt discount, net		9,556
Unamortized deferred financing costs		25,460
Cash and cash equivalents		(8,770)
Restricted cash		(53,183)
Adjusted Debt		**3,548,372**
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	**$**	**3,720,872**

Annualized Adjusted EBITDAre		Q4 2022
Net income	**$**	**70,080**
Interest		33,049
Depreciation and amortization		76,379
Income tax expense		257
Gain on disposition of assets		(47,793)
Portfolio impairments		26,060
EBITDAre		**158,032**
Adjustments to revenue producing acquisitions and dispositions		2,785
Construction rent collected, not yet recognized in earnings		325
Deal pursuit costs		3,165
Non-cash compensation expense		4,559
Adjusted EBITDAre		**168,866**
Adjustments related to straight-line rent[1]		882
Other adjustments for Annualized Adjusted EBITDAre[2]		(634)
Annualized Adjusted EBITDAre	**$**	**676,456**

Leverage Ratio	Q4 2022
Total debt, net / Annualized net income[3]	**12.8x**
Adjusted Debt / Annualized Adjusted EBITDAre	**5.2x**
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	**5.5x**

Annualized Adjusted Cash NOI		Q4 2022
Adjusted EBITDAre	$	168,866
General and administrative[4]		10,401
Other adjustments for Adjusted NOI[2]		(634)
Adjusted NOI		**178,633**
Straight-line rental revenue, net[5]		(8,991)
Other amortization and non-cash charges		(490)
Adjusted Cash NOI	**$**	**169,152**
Annualized Adjusted NOI	**$**	**714,532**
Annualized Adjusted Cash NOI	**$**	**676,608**

Fixed Charge Coverage Ratio (FCCR)		Q4 2022
Interest expense		33,049
Less: Non-cash interest		(2,418)
Preferred Stock dividends		2,587
Fixed charges	**$**	**33,218**
Annualized fixed charges	**$**	**132,872**
Net income / Interest expense		**2.1x**
Annualized Adjusted EBITDAre / Annualized fixed charges		**5.1x**

[1]Adjustment relates to current period amounts deemed not probable of collection related to straight-line rent recognized in prior periods.
[2]Adjustment relates to current period recoveries related to prior period rent deemed not probable of collection, prior period property costs and certain other income where annualization would not be appropriate.
[3]Represents net income for the three months ended December 31, 2022 annualized.
[4]Excludes non-cash compensation expense, which is already included as an add-back to Adjusted EBITDAre.
[5]Adjustment includes straight-line included in the "Adjustments to revenue producing acquisitions and dispositions" for Adjusted EBITDAre.

25

DEBT SUMMARY AND MARKET CAPITALIZATION

$ In Thousands	December 31, 2022	Interest Rate	Weighted Avg. Years to Maturity
2019 Credit Facility[1]	$ 55,500	5.17%	3.2
Term Loans[2,3]	800,000	3.50%	3.9
Unamortized deferred financing costs	(7,691)		
Carrying amount	792,309		
Senior Unsecured Notes			
Senior Notes due 2026	300,000	4.45%	3.7
Senior Notes due 2027	300,000	3.20%	4.0
Senior Notes due 2028	450,000	2.10%	5.2
Senior Notes due 2029	400,000	4.00%	6.5
Senior Notes due 2030	500,000	3.40%	7.0
Senior Notes due 2031	450,000	3.20%	8.1
Senior Notes due 2032	350,000	2.70%	9.1
Unamortized net discount and deferred financing costs	(27,486)		
Carrying amount	2,722,514		
CMBS[4]			
2 CMBS loans on 2 properties	4,825	5.82%	8.0
Unamortized net premiums	161		
Carrying amount	4,986		
Total Debt, net	**$ 3,575,309**	**3.73%**	**5.8**
Enterprise Value			
Adjusted Debt	$ 3,548,372		
Preferred stock at liquidation value	172,500		
Common market equity[5]	5,630,763		
Total Enterprise Value	**$ 9,351,635**		

Fixed / Floating Rate Debt



Floating[2]
2%
Fixed
98%

Debt Type



Secured
0.1%
Unsecured
99.9%

Well-Staggered Maturities

$ In Millions



2019 Credit Facility
2022 Term Loans
Senior Unsecured Notes
CMBS
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$301
$356
$800
$450
$400
$500
$454
$350
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032

Senior Unsecured Note Covenant Compliance

38.2%
Total Debt to Total Assets
(Requirement ≤ 60%)

0.1%
Total Secured Debt to Total Assets
(Requirement ≤ 40%)

5.2x
Fixed Charge Coverage Ratio[6]
(Requirement ≥ 1.5x)

2.6x
Total Unencumbered Assets to Unsecured Debt
(Requirement ≥ 1.5x)

Note: Data as of December 31, 2022.
[1]Borrowings bear interest at a 1-Month adjusted SOFR rate plus an applicable margin of 0.775% per annum. As of December 31, 2022, $1.1 billion of borrowing capacity was available.
[2]Includes the impact of the Company's interest rate swaps. The stated rate as of December 31, 2022, excluding the effect of the interest rate swaps, was 5.29%.
[3]As of December 31, 2022, the $500.0 million of borrowing capacity under the 2023 Term Loans was undrawn.
[4]Our CMBS debt is partially amortizing and requires a balloon payment at maturity.
[5]Based on the share price of $39.93 as of December 30, 2022 and the total outstanding shares of 141,015,858 as of December 31, 2022, which excludes 0.2 million unvested restricted shares.
[6]The Fixed Charge Coverage Ratio as defined in the Senior Unsecured Notes indenture includes other adjustments, including the exclusion of preferred stock dividends.

26

Net Asset Value (NAV) Components Note: Data as of December 31, 2022. Market Value of Real Estate $3.8B Debt and Equity $149.4M Other Assets $211.2M Other Liabilities $680.9M Annualized Base Rent $9.6M Net Book Value for Vacant Assets $3.6B Debt Principal Outstanding $172.5M Preferred Equity Liquidation Value $8.8M Cash and Cash Equivalents $63.7M Tangible Other Assets $96.1M Dividends Payable $115.1M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $676.6M Annualized Adjusted Cash NOI $23.7M Loan Receivable Principal Outstanding $53.2M Restricted Cash

Appendix

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) FFO is calculated in accordance with the standards established by NAREIT as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. By excluding amounts which do not relate to or are not indicative of operating performance, we believe FFO provides a performance measure that captures trends in occupancy rates, rental rates and operating costs when compared year-over-year. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is an operating performance measure used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as net gains (losses) on debt extinguishment, deal pursuit costs, costs related to the COVID-19 pandemic, income associated with expiration of a contingent liability related to a guarantee of a former tenant's debt and certain non-cash items. These certain non-cash items include non-cash interest expenses (comprised of amortization of deferred financing costs, amortization of net debt discount/premium, and amortization of interest rate swap losses), non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium and deferred financing costs and reduced by cash and cash equivalents and restricted cash. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is computed in accordance with the standards established by NAREIT as net income (loss) (computed in accordance with GAAP), excluding interest expense, income tax expense, depreciation and amortization, net (gains) losses from property dispositions, and impairment charges. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions, capital expenditures and dispositions for the quarter (as if such acquisitions and dispositions had occurred as of the beginning of the quarter), construction rent collected, not yet recognized in earnings, and for other certain items that we believe are not indicative of our core operating performance. These other certain items include deal pursuit costs, net (gains) losses on debt extinguishment, costs related to the COVID-19 pandemic, and non-cash compensation expense. We believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income (loss), provides a useful supplemental measure to investors in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre, adjusted for straight-line rent related to prior periods, including amounts deemed not probable of collection (recoveries), and items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Adjusted Debt to Annualized Adjusted EBITDAre is used to evaluate the level of borrowed capital being used to increase the potential return of our real estate investments, and a proxy for a measure we believe is used by many lenders and ratings agencies to evaluate our ability to repay and service our debt obligations. We believe the ratio is a beneficial disclosure to investors as a supplemental means of evaluating our ability to meet obligations senior to those of our equity holders. Our computation of this ratio may differ from the methodology used by other equity REITs, and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense (including capitalized interest) and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs, plus (minus) items where annualization would not be appropriate. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial results. NON-GAAP DEFINITIONS AND EXPLANATIONS

2019 Credit Facility refers to the $1.2 billion unsecured credit facility which matures on March 31, 2026. 2022 Term Loans refers to the $800.0 million senior unsecured term loan facility, comprised of a $300.0 million tranche which matures on August 22, 2025 and a $500.0 million tranche which matures on August 20, 2027. 2023 Term Loans refers to the $500.0 million senior unsecured delayed-draw term loan facility, which matures on June 16, 2025. Annualized Base Rent (ABR) represents Base Rent plus earned income from direct financing leases and deferred revenue from development deals for the final month of the reporting period. It is adjusted to reflect acquisitions and dispositions for that month as if such acquisitions and dispositions had occurred as of the beginning of the month. The total is then multiplied by 12. We use ABR when calculating certain metrics to evaluate portfolio credit and diversification and to manage risk. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by ABR. Base Rent represents contractual rental income for the period, prior to deferral or abatement agreements, and excluding contingent rents. We use Base Rent to monitor cash collection and to evaluate past due receivables. Base Cash Rent represents Base Rent adjusted for contractual rental income abated, deemed not probable of collection, or recovered from prior period reserves. Cash Capitalization Rate is a measure of the contractual cash rent expected to be earned on an acquired property or Revenue Producing Expenditures in the first year and is calculated by dividing the first twelve months of contractual cash rent (excluding any contingent rent) by the purchase price of the related property or capital expenditure amount. Because it excludes any contingent rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Cash Capitalization Rate does not represent the annualized investment rate of return. Additionally, the actual rate earned may differ from the Cash Capitalization Rate based on other factors, including difficulties collecting contractual rent owed and unanticipated expenses at these properties that we cannot pass on to tenants. CMBS are notes secured by owned properties and rents therefrom under which certain indirect wholly-owned special purpose subsidiaries of the Company are the borrowers. Corporate Liquidity is comprised of availability under the 2019 Credit Facility, 2023 Term Loans, cash and cash equivalents, restricted cash and available proceeds from unsettled forward equity contracts. Disposition Capitalization Rate represents the ABR on the date of a leased property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the ABR prior to computing the Disposition Capitalization Rate. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. FASB is the Financial Accounting Standards Board. Forward Same Store Sales represents the expected change in ABR as of the reporting period as compared to the projected ABR at the end of the next 12 months. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, a growth rate of 2% has been assumed. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Lost Rent is calculated as rent deemed not probable of collection for the quarterly period. This amount is divided by Base Rent for the quarterly period, reduced for amounts abated. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Public Ownership represents ownership of our tenants or their affiliated companies. Purchase Price represents the contracted acquisition purchase price, excluding any related capitalized transaction costs. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Revenue Producing Expenditures represent expenditures for development transactions, tenant property improvements, and investments in tenant loans, debt securities or similar instruments that provide a return on investment. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $450 million aggregate principal amount of 2.100% notes due 2028, the $400 million aggregate principal amount of 4.000% notes due 2029, the $500 million aggregate principal amount of 3.400% notes due 2030, the $450 million aggregate principal amount of 3.200% notes due 2031, and the $350 million aggregate principal amount of 2.700% notes due 2032. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate under the same or similar brand or trade name. Tenant Concept represents the brand or trade name under which our tenant operates. Unreimbursed Property Costs is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the Base Rent for the quarterly period. WALT represents the weighted average remaining lease term of our in-place leases at period end. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant’s ABR. Tenants in the manufacturing industry are excluded from the calculation. OTHER DEFINITIONS AND EXPLANATIONS

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this presentation should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This presentation is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the Exchange Act, as amended, the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words and phrases such as “preliminary,” “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” “approximately,” “anticipate,” “may,” “should,” “seek,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters but are meant to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the Consumer Price Index; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversified acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements which are based on information that was available, and speak only, as of the date on which they were made. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit expressly disclaims any responsibility to update or revise forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.